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                      T. ROWE PRICE CORPORATE INCOME FUND, INC.

                              CERTIFICATE OF CORRECTION


                T. Rowe Price Corporate Income Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation:

                That the Articles of Incorporation of the Corporation, as filed on August 17, 1995, contained an error of transcription in the name of the series. The fourth line of Article Sixth (a) of the Articles of Incorporation and the third line of Article Sixth
          (b) of the Articles of Incorporation indicate that the name of the series to be classified is "Value" series. The correct name to be inserted in both Articles is "Corporate Income" series.

                IN WITNESS WHEREOF, T. Rowe Price Corporate Income Fund, Inc. has caused this Certificate to be signed in its name and on its behalf by its Incorporator and properly witnessed on September 21, 1995.


          WITNESS                        T. ROWE PRICE CORPORATE
                                         INCOME FUND, INC.


          /s/Patricia S. Butcher         By:/s/Henry H. Hopkins
          Patricia S. Butcher               Henry H. Hopkins, Incorporator






























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                THE UNDERSIGNED, Incorporator of the T. Rowe Price
          Corporate Income Fund, Inc., who executed on behalf of the Corporation the Articles of Incorporation of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.





                                            /s/Henry H. Hopkins
                                            Henry H. Hopkins, Incorporator